Exhibit 10.2

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT, dated as of May 15, 2006, is entered into by and among Health Systems Solutions, Inc., a Nevada corporation (the “Company”) and the shareholders of Carekeeper Software, Inc., a corporation organized and existing under the laws of the State of Georgia (“Carekeeper”) identified on the signature page hereto (the “Sellers”).

W I T N E S S E T H:

WHEREAS, simultaneously with the execution and delivery of this Agreement, the Sellers have entered into an Stock Purchase Agreement (the “Stock Purchase Agreement”) with Carekeeper Solutions, Inc. (“Buyer”) pursuant to which Buyer will sell acquire all of the issued and outstanding capital stock of Carekeeper; and

WHEREAS, pursuant to the Stock Purchase Agreement, the Sellers may receive up to an aggregate of 400,000 shares of the common stock of the Company upon the satisfaction of certain conditions (the “Shares”); and

WHEREAS, in the event of the issuance of any of the Shares, the Sellers have agreed to a lock-up of the Shares for a 36-month period commencing on the date of the first issuance of the Shares and ending on the third anniversary of such issuance (the “Lock-Up Termination Date”), it being the parties’ intention that all Shares, whenever issued under the Stock Purchase Agreement, shall be subject to the same 36-month lock-up period beginning on the first date any Shares are issued under the Stock Purchase Agreement; and

WHEREAS, it is a condition to the consummation of the Stock Purchase Agreement that this Agreement be executed and delivered by the Sellers.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.  PROHIBITED TRANSFERS

(a) Each of the Sellers shall not sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose (a “Transfer”) of all or any of the Shares prior to the Lock-Up Termination Date. The term “dispose” includes, but is not limited to, the act of selling, assigning, transferring, pledging, hypothecating, encumbering, mortgaging, giving and any other form of disposing or conveying, whether voluntary or by operation of law, except for, a private sale where the purchaser agrees to be bound by each and all the restrictions in this Agreement as if such purchaser was an original holder of the Shares.

(b) No transfer of Shares otherwise permitted by this Agreement may be made unless (i) the Shares shall have first been registered under the Securities Act of 1933, as amended (the “Securities Act”); (ii) the Company shall have first been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such transfer is exempt from the registration requirements of the Securities Act; or (iii) such transfer is within the limitations of and in compliance with Rule 144 under the Securities Act.

(b) Any transfer or other disposition of Shares in violation of the restrictions on transfer contained herein shall be null and void and shall not entitle any of the Sellers or any proposed transferee or other person to have any shares of Company Common Stock transferred upon the books of the Company.

2.  VOTING AND DIVIDEND RIGHTS

It is understood that each of the Sellers has the right to vote all of the Shares held by it and that it shall be entitled to all dividends or distributions made by the Company arising in respect of the Shares, in cash, stock or other property, including warrants, options or other rights.

3.  SPECIFIC ENFORCEMENT

The parties hereby acknowledge and agree that they may be irreparably damaged in the event that this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by any party, any other party shall, in addition to all other remedies, be entitled to a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance, in accordance with the provisions hereof.

4.  LEGEND All certificates evidencing any of the Shares subject to this Agreement shall also bear a legend substantially as follows during the term of this Agreement:

“The shares represented by this certificate are subject to restrictions on transfer and may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with and subject to all the terms and conditions of a certain Lock-Up Agreement dated as of May 15, 2006 as it may be amended from time to time, a copy of which may be obtain from the Company upon request and without charge.”

5.  NOTICES

Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be effective upon personal delivery, via facsimile (upon receipt of confirmation of error-free transmission and mailing a copy of such confirmation, postage prepaid by certified mail, return receipt requested) or two business days following deposit of such notice with an internationally recognized courier service, with postage prepaid and addressed to each of the other parties thereunto entitled at the addresses set forth in the Stock Purchase Agreement, or at such other addresses as a party may designate by five days advance written notice to each of the other parties hereto.

6.  GOVERNING LAW; JURISDICTION

This Agreement shall be governed by and interpreted in accordance with the laws of the State of Florida, without regard to its principles of conflict of laws. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any party in the federal courts of Florida or the state courts of the State of Florida, Miami-Dade County, and each of the parties consents to the jurisdiction of such courts and hereby waives, to the maximum extent permitted by law, any objection, including any objections based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

7.  MISCELLANEOUS

(a) Entire Agreement. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof. This Agreement, including any certificate, schedule, exhibit or other document delivered pursuant to its terms, constitutes the entire agreement among the parties hereto with respect to the subject matters hereof and thereof, and supersedes all prior agreements and understandings, whether written or oral, among the parties with respect to such subject matters.

(b) Amendments. This Agreement may not be amended except by an instrument in writing signed by the party to be charged with enforcement.

(c)  Waiver. No waiver of any provision of this Agreement shall be deemed a waiver of any other provisions or shall a waiver of the performance of a provision in one or more instances be deemed a waiver of future performance thereof.

(d) Construction. This Agreement has been entered into freely by each of the parties, following consultation with their respective counsel, and shall be interpreted fairly in accordance with its respective terms, without any construction in favor of or against either party.

(e) Binding Effect of Agreement. This Agreement shall inure to the benefit of, and be binding upon the successors and assigns of each of the parties hereto.

(f) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or unenforceability of this Agreement in any other jurisdiction.

(g) Attorneys’ Fees. If any action should arise between the parties hereto to enforce or interpret the provisions of this Agreement, the prevailing party in such action shall be reimbursed for all reasonable expenses incurred in connection with such action, including reasonable attorneys’ fees.

(h) Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of this Agreement.

(i) Counterparts. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original and all of which, when taken together, will be deemed to constitute one and the same agreement.

[Signatures Begin on Following Page]

IN WITNESS WHEREOF, this Lock Up Agreement has been duly executed by each of the undersigned.

Health Systems Solutions, Inc.

By:	/s/ B. M. Milvain
B. M. Milvain

/s/ Jake A. Levy
Jake A. Levy

/s/ Dorothy C. Levy
Dorothy C. Levy

/s/ Herbert Fritch
Herbert Fritch

/s/ Marilyn Bernath
Marilyn Bernath

/s/ Beverly Schapiro
Beverly Schapiro

/s/ Rose Gantner
Rose Gantner